ADDENDUM
                                     TO THE
                       EXCHANGE AND CONTRIBUTION AGREEMENT
                       -----------------------------------


         THIS "ADDENDUM TO THE EXCHANGE AND CONTRIBUTION AGREEMENT" is hereby made a part of that certain Exchange and Contribution Agreement dated as of July _____, 1997 (the "Contribution Agreement"), by and among GENTRY PLACE APARTMENTS LIMITED PARTNERSHIP, a Texas limited partnership ("Transferor"); MTP, INC., a Texas corporation and the general partner of Transferor ("MTP"); ASR INVESTMENTS CORPORATION, a Maryland corporation (the "REIT"); HERITAGE SGP CORPORATION, an Arizona corporation wholly owned by the REIT ("Heritage SGP"); and HERITAGE COMMUNITIES L.P., a Delaware limited partnership ("Heritage LP" and together with Transferor, MTP, the REIT, and Heritage SGP, the "Contribution Agreement Parties").

         The Contribution Agreement Parties hereby agree to make the following additions and amendments to the Contribution Agreement:

         1. Recital 1 on page 1 of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

                  1. The REIT shall make a tender offer (the "Exchange Offer") to each owner of partnership interests in Transferor (the "Transferor Partners") that is an Accredited Investor to tender partnership interests in Transferor (the "Transferor Partnership Interests") in exchange for shares of the REIT's common stock, par value $.01 per share (the "REIT Stock"), pursuant to the terms and conditions of this Agreement and a Letter of Transmittal and Assignment in the form of Exhibit A hereto (the "Letter of Transmittal") to be executed by each Transferor Partner desiring to tender their Transferor Partnership Interests in the Exchange Offer. The REIT and the Custodian (as defined herein) shall enter into a registration agreement in the form of
         Exhibit I attached hereto (the "Exchange Offer Registration Agreement") pursuant to which the REIT shall agree to register for resale under federal securities laws the shares of REIT Stock to be issued in the Exchange Offer.

         2. Recital 2 on page 2 of the Contribution Agreement shall be amended to read as follows:

                  2. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Transferor, or the partners of Transferor as designated by Transferor on Schedule VIII attached hereto, as updated pursuant to Section 6.2(a) hereof, shall enter into the Second Amended and Restated Agreement of Limited Partnership of Heritage LP in the form of Exhibit B attached hereto (the "Partnership Agreement") pursuant to which the REIT and Heritage SGP will make certain cash contributions (the "REIT Capital Contribution") to Heritage LP in exchange for general partnership interests in Heritage LP ("GP Units"), and Transferor will contribute the Property in exchange for limited partnership interests in Heritage LP ("LP Units") and cash. The LP Units will be issued by Heritage LP in Transferor's name or in the names of the partners of Transferor, as designated by Transferor on Schedule VIII attached hereto as updated pursuant to Section 6.2(a) hereof. The GP Units and the LP Units shall be exchangeable for REIT Stock at any time following the first anniversary of the Closing Date. Transferor, the REIT and Heritage LP shall enter into a registration agreement in the form of Exhibit C attached hereto (the "Asset Transfer Registration Agreement") pursuant to which the REIT shall agree to register under federal securities laws the shares of REIT Stock to be issued in exchange for the LP Units. The contributions of the REIT Capital Contribution in exchange for GP Units and the Property in exchange for LP Units and cash are collectively referred to herein as the "Asset Transfer."

                  The Exchange Offer Registration Agreement, the Partnership Agreement and the Asset Transfer Registration Agreement are sometimes hereinafter collectively referred to as the "Related Agreements."

         3. Article 5 of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

                                    ARTICLE 5
                            CONTINUATION AND SURVIVAL
                        OF REPRESENTATIONS AND WARRANTIES
                        ---------------------------------

                  Each of the representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date and at all times between the execution of this Agreement and the Closing Date with the same force and effect as if made at each of such times, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. Except for the representations and warranties set forth in Section 4.3(b) hereof, all such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of six months following the Closing Date irrespective of any investigations or inquiries made by any party or any knowledge which any party may now possess or which may hereafter come to any party's attention, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries or knowledge. The representations and warranties set forth in
         Section 4.3(b) hereof shall survive the consummation of the transactions contemplated by this Agreement for a period of two years following the Closing

         Date irrespective of any investigations or inquiries made by any party or any knowledge which any party may now possess or which may hereafter come to any party's attention, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries or knowledge. The provisions of this Article 5 shall not operate to limit or effect the terms and provisions of the Exchange Offer Registration Agreement or the Asset Transfer Registration Agreement.

         4. Section 7.1(e) of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

                  (e) Delivery of Letters of Transmittal and Custody Agreements. The Custodian shall have delivered, or caused to be delivered to the REIT, a properly completed and executed Letter of Transmittal and Custody Agreement for each Transferor Partner participating in the Exchange Offer.

         5. Section 8.3(d) shall be added to the Contribution Agreement to read as follows:

                  (d) Exchange Offer Registration Agreement. The Exchange Offer Registration Agreement duly executed by the Custodian on behalf of each Transferor Partner who has tendered a Transferor Partner Interest in the Exchange Offer.

         6. Section 8.5(d) shall be added to the Contribution Agreement to read as follows:

                  (d)  Prospectus.   A  sufficient   number  of  copies  of  the
                  prospectus in conformity with the requirements of the Securities Act, to facilitate the disposition of shares of REIT Stock acquired by Transferor Partners in the Exchange Offer.

         7. Section 8.5(e) shall be added to the Contribution Agreement to read as follows:

                  (e) Exchange Offer Registration Agreement. The Exchange Offer Registration Agreement duly executed by the REIT.

         8. Section 8.5(f) shall be added to the Contribution Agreement to read as follows:

                  (f) Evidence of Registration. Sufficient evidence that the Registration Statement has been declared effective by the Securities and Exchange Commission on or prior to the Closing Date.

         9. Section 8.6(s) shall be added to the Contribution Agreement to read as follows:

                  (s) Certificates of Non-Foreign Status. A Certificate of Non-Foreign Status duly executed by Transferor and each Transferor Partner designated by Transferor to receive LP Units in the Asset Transfer.

         10. Section 8.6(t) shall be added to the Contribution Agreement to read as follows:

                  (t) Form W-9. A Form W-9 setting forth Transferor's tax identification number duly executed by Transferor and a Form W-9 duly executed by each Transferor Partner designated by Transferor to receive LP Units in the Asset Transfer.

         11. The first paragraph of Section 8.10 of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

                  8.10 Prorations. The items in this Section 8.10 with respect to the Real Property shall be apportioned or prorated between the Transferor and Heritage LP as of the end of the day preceding the Closing Date in order to determine the amount of the Proration with respect to such Property. If the Cash Payment considered payable to the Custodian pursuant to Section 2.2(b) is not received by the Title Company before 1:00 p.m., Dallas, Texas time, on the Closing Date, the prorations shall be made as of the date in which the Closing occurs (i.e., each Transferor shall receive rents and pay expenses for the day of Closing with respect to such Transferor's Property). All prorations other than the Dividend Distribution Offset set forth in Section 8.10(j) shall be based upon a fraction determined by dividing the number of days elapsed through the date of the Closing by 365. The parties shall compute or estimate all prorations prior to the Closing Date, and Transferor shall supply Heritage LP before the Closing satisfactory supporting evidence for all such adjustments. In the event that any of the items in this Section 8.10 cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of the lesser of (A) two percent (2%) over the average "prime rate" (as announced from time to time in the Wall Street Journal) per annum or
         (B) the highest legally permitted rate, from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor. The provisions of this Section 8.10 shall survive the Closing.

         12. The definition of REIT Stock Price as set forth in the Contribution Agreement shall be amended and restated in its entirety to read as follows:

                  "REIT Stock Price" shall mean $22.25.

         13. Exhibit H to the Contribution Agreement shall be amended and restated in its entirety as set forth in Appendix I hereto.

         14. Exhibit I shall be added to the Contribution Agreement as set forth in its entirety in Appendix II hereto.

         Except  as  set  forth  in  this   Addendum,   all  provisions  of  the
Contribution Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Addendum to the Contribution Agreement this _____ day of _______________, 1997.

MTP:                                         HERITAGE SGP:

MTP, INC.,                                   HERITAGE SGP CORPORATION, an
a Texas corporation                          Arizona corporation


By:
   --------------------------------          By:
Its:                                            --------------------------------
    -------------------------------          Its:
                                                 -------------------------------

THE REIT:                                    TRANSFEROR:

ASR INVESTMENTS CORPORATION,                 GENTRY PLACE APARTMENTS
a Maryland corporation                       LIMITED PARTNERSHIP, a Texas
                                             limited partnership

By:                                          By:   MTP, Inc.
   --------------------------------          Its:   General Partner
Its:
    -------------------------------
                                                      By:
HERITAGE LP:                                             -----------------------
                                                      Its:
HERITAGE COMMUNITIES L.P.,                                ----------------------
a Delaware limited partnership

By:  ASR Investments Corporation
Its:  General Partner


         By:
            -----------------------
         Its:
             ----------------------